Exhibit 24

POWER OF ATTORNEY

Directors of Lincoln Electric Holdings, Inc.
Each of the undersigned Directors of Lincoln Electric Holdings, Inc. hereby appoints Christopher L. Mapes, Vincent K. Petrella, Frederick G. Stueber and Geoffrey P. Allman, and each of them, as attorneys for the undersigned, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Act"), an Annual Report on Form 10-K for the year ended December 31, 2015 relating to Lincoln Electric Holdings, Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take any other action deemed necessary or appropriate to effect the filing of the documents.
Executed the date set forth below.

/s/ Christopher L. Mapes	/s/ Curtis E. Espeland	/s/ David H. Gunning
Christopher L. Mapes, Director	Curtis E. Espeland, Director	David H. Gunning, Director
February 17, 2016	February 17, 2016	February 17, 2016

/s/ Stephen G. Hanks	/s/ Michael F. Hilton	/s/ G. Russell Lincoln
Stephen G. Hanks, Director	Michael F. Hilton, Director	G. Russell Lincoln, Director
February 17, 2016	February 17, 2016	February 17, 2016

/s/ Kathryn Jo Lincoln	/s/ William E. MacDonald, III	/s/ Phillip J. Mason
Kathryn Jo Lincoln, Director	William E. MacDonald, III, Director	Phillip J. Mason, Director
February 17, 2016	February 17, 2016	February 17, 2016

/s/ Hellene S. Runtagh	/s/ George H. Walls, Jr.
Hellene S. Runtagh, Director	George H. Walls, Jr., Director
February 17, 2016	February 17, 2016